UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2015

ELECSYS CORPORATION
(Exact name of registrant as specified in its charter)

KANSAS	0-22760	48-1099142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

846 N. Mart-Way Court, Olathe, Kansas	66061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(913) 647-0158

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 22, 2015 (the “Closing Date”), pursuant to the Agreement and Plan of Merger dated as of November 4, 2014 (the “Merger Agreement”) by and among Elecsys Corporation (the “Company”), Lindsay Corporation (“Lindsay”) and Matterhorn Merger Sub, Inc., an indirect wholly owned subsidiary of Lindsey (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Lindsay.

At the effective time of the Merger (“Effective Time”) and as a result of the Merger, each issued and outstanding share of common stock of the Company, par value $0.01 per share, including each share of restricted stock subject to restricted stock awards (each a “Share” and collectively, the “Shares”), other than (a) Shares directly owned by the Company as treasury stock, or owned by Lindsay or any of its subsidiaries, and (b) Shares subject to appraisal rights in accordance with Section 17-6712 of the Kansas General Corporation Code, if any, was converted into the right to receive cash in an amount equal to $17.50 per Share (the “Cash Consideration”), and all issued and outstanding options to purchase Shares, whether vested or unvested (the “Options”) granted under any Company plan, arrangement or agreement were cancelled by the Company and, in consideration for such cancellation, the holders of Options will receive a cash payment in an amount equal to the product of (x) the number of Shares subject to the Option and (y) the excess, if any, of the Cash Consideration over the exercise price per Share of such Option, reduced by any income or employment tax required to be withheld with respect to such payment.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2014 as Exhibit 2.1 to the Company’s Current Report on Form 8-K, and is incorporated herein by reference.

 Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 22, 2015, in connection with the anticipated closing of the Merger, the Company notified the Nasdaq Stock Market (the “NASDAQ”) that each Share would be cancelled and converted into the right to receive $17.50 per Share, and requested that trading of the Company’s common stock on the NASDAQ be suspended after the close of trading on the Closing Date. In addition, the Company requested that the NASDAQ file with the SEC a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) to delist the Company’s common stock from the NASDAQ and to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file a Form 15 (Certification and Notice of Termination) to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger, at the Effective Time, holders of the Company’s common stock immediately prior to such time ceased having any rights as shareholders of the Company (other than their right to receive the Cash Consideration).

The information set forth in Items 2.01, 3.01, and 5.03 is incorporated herein by reference.

Item 5.01. Change in Control of Registrant.

As a result of the Merger and at the Effective Time, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Lindsay.

The information set forth in Items 2.01, 3.01, and 5.03 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Each of Karl B. Gemperli, the Company’s President and Chief Executive Officer, Todd A. Daniels, the Company’s Secretary and Chief Financial Officer, and Michael D. Morgan, the Company’s Chief Operating Officer, continued to hold such offices as of the Effective Time and shall continue to hold such offices until their respective successors are duly elected, appointed or qualified. Immediately after the Effective Time of the Merger, each director of the Company immediately prior to the Effective Time ceased his or her service as a director of the Company and the directors of Merger Subsidiary immediately prior to the Effective Time became the directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Articles of Incorporation and Bylaws of Merger Sub became the Articles of Incorporation and Bylaws of the Company, provided that Article First of such Articles of Incorporation shall be amended to read “The name of the corporation is Elecsys Corporation.”

Copies of the Company’s new Articles of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On January 22, 2015, The Company and Lindsay issued a joint press release announcing the closing of the Merger.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits

The following exhibits are furnished herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	Agreement and Plan of Merger, dated as of November 4, 2014, by and among Elecsys Corporation, Lindsay Corporation and Matterhorn Merger Sub, Inc. incorporated herein by reference to Exhibit 2.1 to Elecsys Corporation’s Current Report on Form 8-K filed with the SEC on November 4, 2014.

3.1	Articles of Incorporation of Elecsys Corporation

3.2	Bylaws of Elecsys Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2015

ELECSYS CORPORATION

By:	/s/ Todd A. Daniels
Todd A. Daniels
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	Agreement and Plan of Merger, dated as of November 4, 2014, by and among Elecsys Corporation, Lindsay Corporation and Matterhorn Merger Sub, Inc. incorporated herein by reference to Exhibit 2.1 to Elecsys Corporation’s Current Report on Form 8-K filed with the SEC on November 4, 2014.

3.1	Articles of Incorporation of Elecsys Corporation

3.2	Bylaws of Elecsys Corporation